CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President, Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien - Investor Relations
Stephanie Sampiere - Media Relations
Financial Dynamics
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TALBOTS ANNOUNCES TOTAL COMPANY SALES INCREASE OF 6%
Comparable Store Sales Increase 0.3%

Company Raises Outlook for First Quarter Earnings per Share
to $0.56-$0.58, at Least a 10% Increase Over Last Year

Regular Price Selling Continues to be Strong

        Hingham, MA, May 6, 2004 — The Talbots, Inc. (NYSE:TLB) today announced that total Company sales for fiscal April, the four weeks ended May 1, 2004, were $139.2 million, up 6% from $131.5 million for the four weeks ended May 3, 2003. Comparable store sales increased 0.3% for the month.

        The Company also announced total sales for the thirteen weeks ended May 1, 2004, increased 6% to $419.0 million from $395.0 million reported for the thirteen weeks ended May 3, 2003. Retail store sales increased 7% to $353.4 million this year compared to $329.2 million last year. Included in retail store sales was an increase in comparable store sales of 1.7% for the thirteen-week period. Catalog sales were approximately even at $65.6 million, compared to $65.8 million in the prior year period.

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        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “Our regular-price selling continued to be strong in April, while markdown sales were challenging as expected due to low inventories. We are pleased that our core women’s business is on track, with very healthy sales growth, particularly in key merchandise categories of refined sportswear, sweaters and accessories. While overall customer response to our new spring merchandise has been quite positive, weakness in two of our smaller areas – dresses and Talbots Kids – had a significant impact on our total Company comparable store sales trends. Excluding these two categories, our comparable store sales trends were very solid.”

                 “Looking at the full first quarter, we ended the period with a comparable store sales increase of 1.7%, in line with our expectations. As a result of our strong regular-price selling, we are raising our outlook for first quarter earnings per diluted share to be in the range of $0.56 to $0.58, versus $0.51 reported last year, which would represent at least a 10% increase. This compares to our previous expectation for first quarter earnings per diluted share to be in line with the current First Call consensus estimate of $0.56.”

                 “We currently anticipate that our strong regular price trends will continue into the second quarter, supported by increased inventory levels in our best selling merchandise categories. Further, we will be investing more heavily in our second quarter marketing campaign, including a continuation of several first quarter initiatives, as well as additional programs to be rolled out throughout the period. Overall, we continue to feel well positioned for a successful spring season,” concluded Mr. Zetcher.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 995 stores – 500 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 271 Talbots Petites stores, including two Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 69 Talbots Kids stores; 81 Talbots Woman stores, including two Talbots Woman stores in Canada; nine Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation circulated approximately 47 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

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        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning projected store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. Our forward looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, including its current Spring 2004 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its Spring merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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1

TALBOTS ANNOUNCES APRIL SALES MESSAGE POINTS

MAY 6, 2004

•	The following pre-recorded comments covering April sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our April sales results. Please note that my prepared remarks will conclude with the full forward-looking statement disclaimer.

•	This morning we announced that total Company sales for fiscal April, the four weeks ended May 1, 2004, were $139.2 million, up 6% from $131.5 million for the four weeks ended May 3, 2003. Comparable store sales increased 0.3% for the month.

•	Year-to-date sales for the thirteen-weeks ended May 1, 2004 increased 6% to $419.0 million from $395.0 million reported for the thirteen weeks ended May 3, 2003. Comparable store sales increased 1.7% for the thirteen-week period.

2

•	Our comp store sales by concept for the month and the first quarter were as follows: our U.S. Misses stores were up 2% and up 2% respectively; U.S. Petite stores were down 1% for the month and up 2% for the quarter; U.S. Woman stores were up 4% for the month and up 9% for the quarter; Kids stores were down 21% for the month and down 13% for the quarter and Talbots Accessories & Shoes stores increased 7% for the month and increased 7% for the quarter.

•	Moving to comp performance by region for the month and the first quarter: the Northeast was up 3% and up 3% respectively; the South was down 1% for the month and even for the quarter; the Midwest was down 5% for the month and down 3% for the quarter; and finally the West was up 6% for the month and up 10% for the quarter.

•	As stated in our press release, our regular-price selling continued to be strong in April, while markdown sales were challenging as expected due to low inventories. We are pleased that our core women’s business is on track, with very healthy sales growth, particularly in key merchandise categories of refined sportswear, sweaters and accessories.

•	While overall customer response to our new spring merchandise has been quite positive, weakness in two of our smaller areas – dresses and Talbots Kids-had a significant impact on our total Company comparable store sales trends. Excluding these two categories, our comparable store sales trends were very solid.

•	As mentioned, we continue to experience weakness in our Talbots kids business, primarily due to soft sales of our casual merchandise. We have been fine-tuning our kid’s casual assortment to ensure we are offering product that is truly casual and relaxed. We will be looking for improvement in this product offering for fall “Back to School”.

•	Our catalog business trended similar to stores throughout the quarter.

3

•	Looking at the first quarter, we ended the period with a comparable stores sales increase of 1.7%, in line with our expectations. As a result of our strong regular-price selling, we are raising our outlook for first quarter earnings per diluted share to be in the range of $0.56 to $0.58, versus $0.51 reported last year, which would represent at least a 10% increase. This compares to our previous expectation for first quarter earnings per diluted share to be in line with the current First Call consensus estimate of $0.56.

•	Turning to inventory, at the end of April in our U.S. women’s stores, inventory was up approximately 7% on a per square foot basis. We currently anticipate that our strong regular price trends will continue into the second quarter, supported by increased inventory levels in key merchandise categories. Our current plan is for inventories in our US women’s stores to be up in the mid-single digit range on a per square foot basis for the remainder of the spring season.

•	Looking ahead, at this time, we anticipate that our May comparable store sales will be in the low single digit range. We view our May trends as a continuation of what we experienced in April. We anticipate that regular price trends in our core women’s business will remain strong, but our overall comparable store sales trends will be impacted by both our dress category and Talbots Kids business.

•	And in terms of the full second quarter, in addition to increased inventory levels, we will be investing more heavily in our marketing campaign, including a continuation of several first quarter initiatives, as well as additional programs to be rolled out throughout the period. Overall, we feel well positioned for a successful spring season.

•	And finally, as a reminder, we will be announcing first quarter earnings on Wednesday, May 19th and have scheduled a conference call for 10:00 a.m. that morning.

•	Thank You.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning projected store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. Our forward looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, including its current Spring 2004 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its Spring merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations,” and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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